Exhibit 99.1

SouthState Corporation Reports First Quarter 2022 Results Declares Quarterly Cash Dividend	For Immediate Release
Media Contact
Jackie Smith, 803.231.3486

WINTER HAVEN, FL – April 28, 2022 – SouthState Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month period ended March 31, 2022.

The Company reported consolidated net income of $1.39 per diluted common share for the three months ended March 31, 2022, compared to $1.52 per diluted common share for the three months ended December 31, 2021, and compared to $2.06 per diluted common share one year ago.

Adjusted net income (non-GAAP) totaled $1.69 per diluted share for the three months ended March 31, 2022, compared to $1.59 per diluted share for the three months ended December 31, 2021, and compared to $2.17 per diluted share one year ago. Adjusted net income in the first quarter of 2022 excludes $13.5 million of initial provision for credit losses (“PCL”) (after-tax) on nonPCD loans and unfunded commitments (“UFC”) acquired from Atlantic Capital Bancshares, Inc. (“ACBI”) and $8.1 million of merger-related costs (after-tax). The ACBI merger was completed on March 1, 2022.

“We had a good first quarter, with strength across the company. We are pleased with our revenue, expenses, growth and asset quality, and we believe this is a good start to the year,” said John C. Corbett, Chief Executive Officer. “We are also pleased to have closed the Atlantic Capital acquisition and to join with Doug Williams and his team. Our presence in Atlanta and other great markets in the Southeast combined with an improving interest rate environment gives me great confidence about our future.”

Highlights of the first quarter of 2022 include:

Returns

●	Reported and Adjusted Diluted Earnings per Share (“EPS”) of $1.39* and $1.69* (Non-GAAP), respectively
●	Net Income and Adjusted Net Income of $100.3 million and $121.9 million (Non-GAAP), respectively
●	Return on Average Common Equity of 8.24%* and Reported and Adjusted Return on Average Tangible Common Equity of 14.0%* (Non-GAAP) and 16.8%* (Non-GAAP), respectively
●	Return on Average Assets (“ROAA”) and Adjusted ROAA of 0.95%* and 1.15%* (Non-GAAP), respectively
●	Pre-Provision Net Revenue (“PPNR”) of $129.2 million (Non-GAAP), or 1.22%* PPNR ROAA (Non-GAAP)
●	Book Value per Share of $68.30 decreased by $0.97 per share compared to the prior quarter
●	Tangible Book Value (“TBV”) per Share of $41.05 (Non-GAAP), down $3.57, or 8.0% from the prior quarter mainly attributable to the $3.60 per share impact from the change in AOCI and $1.21 from share repurchases
●	Recorded a negative provision for credit losses of $8.4 million, net of the $17.1 million initial provision recorded for nonPCD loans and UFC acquired from ACBI, compared to a negative provision for credit losses of $9.2 million in the prior quarter

Performance

●	Net Interest Income of $261.5 million; Core Net Interest Income (non-GAAP) (excluding loan accretion and deferred fees on PPP) increased $9.0 million from prior quarter
●	Total deposit cost of 0.05%, down 1 basis point from prior quarter
●	Noninterest Income of $86.1 million, down $5.8 million compared to the prior quarter, primarily due to a $2.2 million decrease in correspondent banking and capital market income, $1.5 million decrease in mortgage banking income, and a $1.4 million decrease in fee income on deposit accounts
●	Noninterest Income represented 0.81% of average assets for the first quarter of 2022
●	Noninterest Expense excluding merger-related cost (Non-GAAP) increased $932,000 compared to the prior quarter; with the ACBI acquisition closing March 1, one month of its expenses are included in the first quarter of 2022

Balance Sheet / Credit

●	Fed funds and interest-earning cash of $5.4 billion represents 11.8% of assets and provides significant optionality in a rising rate environment
●	Loan to deposit ratio of 68%
●	Loan production of $2.6 billion, excluding production by legacy ACBI
*	Annualized

●	Loans, excluding the acquisition date loan balances acquired from ACBI and PPP loans, increased $381.3 million, or 6.3% annualized
●	Deposits, excluding the acquisition date deposit balances acquired from ACBI, increased $692.4 million, or 7.5% annualized; total average deposits, excluding the acquisition date deposit balances from ACBI, increased $410.5 million, or 4.4% annualized, with core average deposit growth totaling $540.9 million, or 6.3% annualized
●	60.2% of total deposits are checking, of which 36.2% are noninterest-bearing checking
●	Net charge-offs of $2.3 million, or 0.04% annualized

Capital Returns

●	Repurchased 1,012,038 shares during 1Q 2022 at a weighted average price of $85.43 and 300,000 shares repurchased in April 2022, bringing total 2022 repurchases to approximately 1.31 million shares at a weighted average price of $83.99

Subsequent Events

●	Declared a cash dividend on common stock of $0.49 per share, payable on May 20, 2022 to shareholders of record as of May 13, 2022
●	The Company announced it will be modifying its consumer overdraft program to eliminate NSF fees as well as transfer fees to cover overdrafts. It will also introduce a deposit product with no overdraft fees. The changes will be implemented starting in the third quarter and are estimated to reduce diluted annual earnings per share by approximately 8 to 10 cents.

Financial Performance

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
INCOME STATEMENT	2022	2021	2021	2021	2021
Interest income
Loans, including fees (1)	$233,617	$238,310	$246,065	$246,177	$259,967
Investment securities, trading securities, federal funds sold and securities
purchased under agreements to resell	36,847	29,071	25,384	21,364	18,509
Total interest income	270,464	267,381	271,449	267,541	278,476
Interest expense
Deposits	4,628	5,121	7,267	9,537	11,257
Federal funds purchased, securities sold under agreements
to repurchase, and other borrowings	4,362	4,156	4,196	4,874	5,221
Total interest expense	8,990	9,277	11,463	14,411	16,478
Net interest income	261,474	258,104	259,986	253,130	261,998
(Recovery) provision for credit losses	(8,449)	(9,157)	(38,903)	(58,793)	(58,420)
Net interest income after (recovery) provision for credit losses	269,923	267,261	298,889	311,923	320,418
Noninterest income	86,090	91,894	87,010	79,020	96,285
Noninterest expense
Pre-tax operating expense	218,324	217,392	214,672	218,707	218,702
Merger and/or branch consolid. expense	10,276	6,645	17,618	32,970	10,009
Extinguishment of debt cost	—	—	—	11,706	—
Total noninterest expense	228,600	224,037	232,290	263,383	228,711
Income before provision for income taxes	127,413	135,118	153,609	127,560	187,992
Income taxes provision	27,084	28,272	30,821	28,600	41,043
Net income	$100,329	$106,846	$122,788	$98,960	$146,949

Adjusted net income (non-GAAP) (2)
Net income (GAAP)	$100,329	$106,846	$122,788	$98,960	$146,949
Securities gains, net of tax	—	(2)	(51)	(28)	—
Initial provision for credit losses - NonPCD loans and UFC, net of tax	13,492	—	—	—	—
Merger and/or branch consolid. expense, net of tax	8,092	5,255	14,083	25,578	7,824
Extinguishment of debt cost, net of tax	—	—	—	9,081	—
Adjusted net income (non-GAAP)	$121,913	$112,099	$136,820	$133,591	$154,773

Basic earnings per common share	$1.40	$1.53	$1.75	$1.40	$2.07
Diluted earnings per common share	$1.39	$1.52	$1.74	$1.39	$2.06
Adjusted net income per common share - Basic (non-GAAP) (2)	$1.71	$1.61	$1.95	$1.89	$2.18
Adjusted net income per common share - Diluted (non-GAAP) (2)	$1.69	$1.59	$1.94	$1.87	$2.17
Dividends per common share	$0.49	$0.49	$0.49	$0.47	$0.47
Basic weighted-average common shares outstanding	71,447,429	69,651,334	70,066,235	70,866,193	71,009,209
Diluted weighted-average common shares outstanding	72,110,746	70,289,971	70,575,726	71,408,888	71,484,490
Effective tax rate	21.26%	20.92%	20.06%	22.42%	21.83%

Performance and Capital Ratios

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2022	2021	2021	2021	2021
PERFORMANCE RATIOS
Return on average assets (annualized)	0.95%	1.02%	1.20%	1.00%	1.56%
Adjusted return on average assets (annualized) (non-GAAP) (2)	1.15%	1.08%	1.34%	1.35%	1.64%
Return on average common equity (annualized)	8.24%	8.84%	10.21%	8.38%	12.71%
Adjusted return on average common equity (annualized) (non-GAAP) (2)	10.01%	9.28%	11.37%	11.31%	13.39%
Return on average tangible common equity (annualized) (non-GAAP) (3)	13.97%	14.63%	16.86%	14.12%	21.16%
Adjusted return on average tangible common equity (annualized) (non-GAAP) (2) (3)	16.79%	15.30%	18.68%	18.74%	22.24%
Efficiency ratio (tax equivalent)	62.99%	61.27%	64.22%	76.28%	61.06%
Adjusted efficiency ratio (non-GAAP) (4)	60.05%	59.39%	59.16%	62.88%	58.27%
Dividend payout ratio (5)	33.71%	32.02%	27.94%	33.65%	22.72%
Book value per common share	$68.30	$69.27	$68.55	$67.60	$66.42
Tangible book value per common share (non-GAAP) (3)	$41.05	$44.62	$43.98	$43.07	$42.02

CAPITAL RATIOS
Equity-to-assets	11.2%	11.4%	11.7%	11.8%	11.9
Tangible equity-to-tangible assets (non-GAAP) (3)	7.0%	7.7%	7.8%	7.8%	7.9
Tier 1 leverage (6) *	8.5%	8.1%	8.1%	8.1%	8.5
Tier 1 common equity (6) *	11.4%	11.8%	11.9%	12.1%	12.2
Tier 1 risk-based capital (6) *	11.4%	11.8%	11.9%	12.1%	12.2
Total risk-based capital (6) *	13.3%	13.6%	13.8%	14.1%	14.5
*	The regulatory capital ratios presented above include the assumption of the transitional method relative to the CARES Act in relief of COVID-19 pandemic on the economy and financial institutions in the United States. The referenced relief allows a total five-year “phase in” of the CECL impact on capital and relief over the next two years for the impact on the allowance for credit losses resulting from COVID-19.

Balance Sheet

	Ending Balance
(Dollars in thousands, except per share and share data)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
BALANCE SHEET	2022	2021	2021	2021	2021
Assets
Cash and due from banks	$588,372	$476,653	$597,321	$529,434	$392,556
Federal Funds Sold and interest-earning deposits with banks	5,444,234	6,366,494	5,701,002	5,875,078	5,581,581
Cash and cash equivalents	6,032,606	6,843,147	6,298,323	6,404,512	5,974,137

Trading securities, at fair value	74,234	77,689	61,294	89,925	83,947
Investment securities:
Securities held to maturity	2,827,769	1,819,901	1,641,485	1,189,265	1,214,313
Securities available for sale, at fair value	5,924,206	5,193,478	4,631,554	4,369,159	3,891,490
Other investments	179,258	160,568	160,592	160,607	161,468
Total investment securities	8,931,233	7,173,947	6,433,631	5,719,031	5,267,271
Loans held for sale	130,376	191,723	242,813	171,447	352,997
Loans:
Purchased credit deteriorated	1,939,033	1,987,322	2,255,874	2,434,259	2,680,466
Purchased non-credit deteriorated	7,633,824	5,890,069	6,554,647	7,457,950	8,433,913
Non-acquired	16,983,570	16,050,775	14,978,428	14,140,869	13,377,086
Less allowance for credit losses	(300,396)	(301,807)	(314,144)	(350,401)	(406,460)
Loans, net	26,256,031	23,626,359	23,474,805	23,682,677	24,085,005
Other real estate owned ("OREO")	3,290	2,736	3,687	5,039	11,471
Premises and equipment, net	568,332	558,499	569,817	568,473	569,171
Bank owned life insurance	942,922	783,049	778,552	773,452	562,624
Mortgage servicing rights	83,339	65,620	60,922	57,351	54,285
Core deposit and other intangibles	140,364	128,067	136,584	145,126	153,861
Goodwill	1,924,024	1,581,085	1,581,085	1,581,085	1,579,758
Other assets	1,114,790	928,111	1,262,195	1,177,751	1,035,805
Total assets	$46,201,541	$41,960,032	$40,903,708	$40,375,869	$39,730,332

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing	$14,052,332	$11,498,840	$11,333,881	$11,176,338	$10,801,812
Interest-bearing	24,723,498	23,555,989	22,226,677	22,066,031	21,639,598
Total deposits	38,775,830	35,054,829	33,560,558	33,242,369	32,441,410
Federal funds purchased and securities
sold under agreements to repurchase	770,409	781,239	859,736	862,429	878,581
Other borrowings	405,553	327,066	326,807	351,548	390,323
Reserve for unfunded commitments	30,368	30,510	28,289	30,981	35,829
Other liabilities	1,044,973	963,448	1,335,377	1,130,919	1,264,369
Total liabilities	41,027,133	37,157,092	36,110,767	35,618,247	35,010,512

Shareholders' equity:
Common stock - $2.50 par value; authorized 160,000,000 shares	189,403	173,331	174,795	175,957	177,651
Surplus	4,214,897	3,653,098	3,693,622	3,720,946	3,772,248
Retained earnings	1,064,064	997,657	925,044	836,584	770,952
Accumulated other comprehensive (loss) income	(293,956)	(21,146)	(520)	24,136	(1,031)
Total shareholders' equity	5,174,408	4,802,940	4,792,941	4,757,623	4,719,820
Total liabilities and shareholders' equity	$46,201,541	$41,960,032	$40,903,708	$40,375,869	$39,730,332

Common shares issued and outstanding	75,761,018	69,332,297	69,918,037	70,382,728	71,060,446

Net Interest Income and Margin

	Three Months Ended
	Mar. 31, 2022			Dec. 31, 2021			Mar. 31, 2021
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
YIELD ANALYSIS	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-Earning Assets:
Federal funds sold and interest-earning deposits with banks	$5,678,147	$2,852	0.20%	$6,070,349	$2,224	0.15%	$4,757,717	$989	0.08%
Investment securities	7,895,281	33,995	1.75%	6,945,952	26,847	1.53%	4,683,152	17,520	1.52%
Loans held for sale	110,542	869	3.19%	206,920	1,526	2.93%	298,970	1,991	2.70%
Total loans, excluding PPP	24,675,512	231,373	3.80%	23,445,336	230,337	3.90%	22,302,393	235,945	4.29%
Total PPP loans	167,541	1,375	3.33%	363,083	6,447	7.04%	2,189,696	22,031	4.08%
Total loans held for investment	24,843,053	232,748	3.80%	23,808,419	236,784	3.95%	24,492,089	257,976	4.27%
Total interest-earning assets	38,527,023	270,464	2.85%	37,031,640	267,381	2.86%	34,231,928	278,476	3.30%
Noninterest-earning assets	4,419,309			4,328,068			4,013,482
Total Assets	$42,946,332			$41,359,708			$38,245,410

Interest-Bearing Liabilities:
Transaction and money market accounts	$17,473,192	$2,217	0.05%	$16,492,540	$2,230	0.05%	$14,678,248	$5,387	0.15%
Savings deposits	3,408,129	130	0.02%	3,267,366	135	0.02%	2,780,361	434	0.06%
Certificates and other time deposits	2,848,829	2,281	0.32%	2,889,741	2,756	0.38%	3,672,818	5,436	0.60%
Federal funds purchased	354,899	111	0.13%	493,776	107	0.09%	434,943	92	0.09%
Repurchase agreements	438,258	158	0.15%	390,212	150	0.15%	417,334	259	0.25%
Other borrowings	354,133	4,093	4.69%	326,921	3,899	4.73%	390,043	4,870	5.06%
Total interest-bearing liabilities	24,877,440	8,990	0.15%	23,860,556	9,277	0.15%	22,373,747	16,478	0.30%
Noninterest-bearing liabilities ("Non-IBL")	13,131,727			12,704,738			11,184,514
Shareholders' equity	4,937,165			4,794,414			4,687,149
Total Non-IBL and shareholders' equity	18,068,892			17,499,152			15,871,663
Total Liabilities and Shareholders' Equity	$42,946,332			$41,359,708			$38,245,410
Net Interest Income and Margin (Non-Tax Equivalent)		$261,474	2.75%		$258,104	2.77%		$261,998	3.10%
Net Interest Margin (Tax Equivalent)			2.77%			2.78%			3.12%
Total Deposit Cost (without Debt and Other Borrowings)			0.05%			0.06%			0.15%
Overall Cost of Funds (including Demand Deposits)			0.10%			0.10%			0.21%

Total Accretion on Acquired Loans (1)		$6,741			$7,707			$10,416
Total Deferred Fees on PPP Loans		$983			$5,655			$20,402
TEFRA (included in NIM, Tax Equivalent)		$1,885			$1,734			$1,286
(1)	The remaining loan discount on acquired loans to be accreted into loan interest income totals $100.7 million and the remaining net deferred fees on PPP loans totals $658,000 as of March 31, 2022.

Noninterest Income and Expense

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
Noninterest Income:
Fees on deposit accounts	$28,902	$30,293	$26,130	$23,936	$25,282
Mortgage banking income	10,594	12,044	15,560	10,115	26,880
Trust and investment services income	9,718	9,520	9,150	9,733	8,578
Securities gains, net	—	2	64	36	—
Correspondent banking and capital market income	27,994	30,216	25,164	25,877	28,748
Bank owned life insurance income	5,260	4,932	5,132	5,047	3,300
Other	3,622	4,887	5,810	4,276	3,498
Total Noninterest Income	$86,090	$91,894	$87,010	$79,020	$96,286

Noninterest Expense:
Salaries and employee benefits	$137,673	$137,321	$136,969	$137,379	$140,361
Occupancy expense	21,840	22,915	23,135	22,844	23,331
Information services expense	19,193	18,489	18,061	19,078	18,789
OREO and loan related expense	(238)	(740)	1,527	240	1,002
Business development and staff related	4,276	4,577	4,424	4,305	3,371
Amortization of intangibles	8,494	8,517	8,543	8,968	9,164
Professional fees	3,749	2,639	2,415	2,301	3,274
Supplies and printing expense	2,189	2,179	2,310	2,500	2,670
FDIC assessment and other regulatory charges	4,812	4,965	4,245	4,931	3,841
Advertising and marketing	1,763	2,375	2,185	1,659	1,740
Other operating expenses	14,573	14,155	10,858	14,502	11,159
Branch consolidation and merger expense	10,276	6,645	17,618	32,970	10,009
Extinguishment of debt cost	—	—	—	11,706	—
Total Noninterest Expense	$228,600	$224,037	$232,290	$263,383	$228,711

Loans and Deposits

The following table presents a summary of the loan portfolio by type (dollars in thousands):

	Ending Balance
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
LOAN PORTFOLIO	2022	2021	2021	2021	2021
Construction and land development * †	$2,316,313	$2,029,216	$2,032,731	$1,947,646	$1,888,240
Investor commercial real estate*	8,158,457	7,432,503	7,131,192	7,094,109	6,978,326
Commercial owner occupied real estate	5,346,583	4,970,116	4,988,490	4,895,189	4,817,346
Commercial and industrial, excluding PPP	4,447,279	3,516,485	3,458,520	3,121,625	3,140,893
Consumer real estate *	4,988,736	4,806,958	4,733,567	4,748,693	4,835,567
Consumer/other	1,179,697	928,240	943,243	907,181	885,320
Total loans, excluding PPP	26,437,065	23,683,518	23,287,743	22,714,443	22,545,692
PPP loans	119,362	244,648	501,206	1,318,635	1,945,773
Total Loans	$26,556,427	$23,928,166	$23,788,949	$24,033,078	$24,491,465

As a result of the conversion of legacy CenterState’s core system to the Company’s core system completed in 2Q 2021, several loans were reclassified to conform with the Company’s loan segmentation, most notably residential investment loans which were reclassed from consumer real estate to investor commercial real estate.

* Single family home construction-to-permanent loans originated by the Company’s mortgage banking division are included in construction and land development category until completion. Investor commercial real estate loans include commercial non-owner occupied real estate and other income producing property. Consumer real estate includes consumer owner occupied real estate and home equity loans.

† Includes single family home construction-to-permanent loans of $733.7 million, $686.5 million, $665.0 million, $599.4 million, and $559.5 million for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

	Ending Balance
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
DEPOSITS	2022	2021	2021	2021	2021
Noninterest-bearing checking	$14,052,332	$11,498,840	$11,333,881	$11,176,338	$10,801,812
Interest-bearing checking	9,275,208	9,018,987	7,920,236	7,651,433	7,369,066
Savings	3,479,743	3,350,547	3,201,543	3,051,229	2,906,673
Money market	9,140,005	8,376,380	8,110,162	8,024,117	7,884,132
Time deposits	2,828,542	2,810,075	2,994,736	3,339,252	3,479,727
Total Deposits	$38,775,830	$35,054,829	$33,560,558	$33,242,369	$32,441,410

Core Deposits (excludes Time Deposits)	$35,947,288	$32,244,754	$30,565,822	$29,903,117	$28,961,683

Asset Quality

	Ending Balance
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2022	2021	2021	2021	2021
NONPERFORMING ASSETS:
Non-acquired
Non-acquired nonaccrual loans and restructured loans on nonaccrual	$19,582	$18,700	$23,800	$16,065	$20,181
Accruing loans past due 90 days or more *	22,818	4,612	1,729	559	853
Non-acquired OREO and other nonperforming assets	464	590	365	695	654
Total non-acquired nonperforming assets	42,864	23,902	25,894	17,319	21,688
Acquired
Acquired nonaccrual loans and restructured loans on nonaccrual	59,267	56,718	64,583	69,053	79,919
Accruing loans past due 90 days or more †	12,768	251	89	—	105
Acquired OREO and other nonperforming assets	3,118	2,875	3,804	4,777	11,292
Total acquired nonperforming assets	75,153	59,844	68,476	73,830	91,316
Total nonperforming assets	$118,017	$83,746	$94,370	$91,149	$113,004
*	The increase in accrual loans past due 90 days or more for non-acquired loans as of March 31, 2022 compared to the prior quarter was primarily due to factored receivables, which are trade credits rather than promissory notes. Since quarter-end and as of April 28, 2022, approximately $11.6 million of these invoices have been collected.

† The increase in accrual loans past due 90 days or more for acquired loans as of March 31, 2022 compared to the prior quarter was mainly attributable to the loans acquired from the ACBI merger.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2022	2021	2021	2021	2021
ASSET QUALITY RATIOS:
Allowance for credit losses as a percentage of loans	1.13%	1.26%	1.32%	1.46%	1.66%
Allowance for credit losses as a percentage of loans, excluding PPP loans	1.14%	1.27%	1.35%	1.54%	1.80%
Allowance for credit losses as a percentage of nonperforming loans	262.50%	375.94%	348.27%	408.98%	402.20%
Net (recoveries) charge-offs as a percentage of average loans (annualized)	0.04%	0.02%	0.00%	0.03%	(0.00)%
Total nonperforming assets as a percentage of total assets	0.26%	0.20%	0.23%	0.23%	0.28%
Nonperforming loans as a percentage of period end loans	0.43%	0.34%	0.38%	0.36%	0.41%

Current Expected Credit Losses (“CECL”)

Below is a table showing the roll forward of the ACL and UFC for the first quarter of 2022:

	Allowance for Credit Losses ("ACL and UFC")
	NonPCD ACL	PCD ACL	Total ACL	UFC
Ending Balance 12/31/2021	$225,227	$76,580	$301,807	$30,510
ACL - PCD loans from ACBI	—	9,218	9,218	—
Initial provision for credit losses - ACBI	13,697	—	13,697	3,437
Charge offs	(3,523)	—	(3,523)	—
Acquired charge offs	(601)	(1,367)	(1,968)	—
Recoveries	1,573	—	1,573	—
Acquired recoveries	717	879	1,596	—
(Recovery) provision for credit losses	(9,261)	(12,743)	(22,004)	(3,579)
Ending balance 3/31/2022	$227,829	$72,567	$300,396	$30,368

Period end loans (includes PPP Loans)	$24,617,394	$1,939,033	$26,556,427	N/A
Reserve to Loans (includes PPP Loans)	0.93%	3.74%	1.13%	N/A
Period end loans (excludes PPP Loans)	$24,498,032	$1,939,033	$26,437,065	N/A
Reserve to Loans (excludes PPP Loans)	0.93%	3.74%	1.14%	N/A
Unfunded commitments (off balance sheet) *				$7,394,045
Reserve to unfunded commitments (off balance sheet)				0.41%

* Unfunded commitments exclude unconditionally cancelable commitments and letters of credit.

Conference Call

The Company will host a conference call to discuss its first quarter results at 10:00 a.m. Eastern Time on April 29, 2022.  Callers wishing to participate may call toll-free by dialing 844-200-6205.  The number for international participants is (929) 526-1599.  The conference ID number is 524033.

Alternatively, individuals may listen to the live webcast of the presentation by visiting SouthStateBank.com.  An audio replay of the live webcast is expected to be available by the evening of April 29, 2022 on the Investor Relations section of SouthStateBank.com.

SouthState Corporation is a financial services company headquartered in Winter Haven, Florida.  SouthState Bank, N.A., the Company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia.  The Bank also serves clients coast to coast through its correspondent banking division.  Additional information is available at SouthStateBank.com.

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Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables that provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information, which allows readers to evaluate the ongoing performance of the Company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.  Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP.

(Dollars in thousands)	Three Months Ended
PRE-PROVISION NET REVENUE ("PPNR") (NON-GAAP)	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Net income (GAAP)	$100,329	$106,846	$122,788	$98,960	$146,949
(Recovery) provision for credit losses	(8,449)	(9,157)	(38,903)	(58,793)	(58,420)
Tax provision	27,084	28,272	30,821	28,600	41,043
Merger-related costs	10,276	6,645	17,618	32,970	10,009
Extinguishment of debt costs	—	—	—	11,706	—
Securities gains	—	(2)	(64)	(36)	—
Pre-provision net revenue (PPNR) (Non-GAAP)	$129,240	$132,604	$132,260	$113,407	$139,581

Average asset balance (GAAP)	$42,946,332	$41,359,708	$40,593,766	$39,832,752	$38,245,410

PPNR ROAA	1.22%	1.27%	1.29%	1.14%	1.48%

(Dollars in thousands)	Three Months Ended
CORE NET INTEREST INCOME (NON-GAAP)	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Net interest income (GAAP)	$261,474	$258,104	$259,986	$253,130	$261,998
Less:
Total accretion on acquired loans	6,741	7,707	5,243	6,292	10,416
Total deferred fees on PPP loans	983	5,655	16,369	14,232	20,402
Core net interest income (Non-GAAP)	$253,750	$244,742	$238,374	$232,606	$231,180

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
RECONCILIATION OF GAAP TO NON-GAAP	2022	2021	2021	2021	2021
Adjusted Net Income (non-GAAP) (2)
Net income (GAAP)	$100,329	$106,846	$122,788	$98,960	$146,949
Securities gains, net of tax	—	(2)	(51)	(28)	—
PCL - NonPCD loans and UFC, net of tax	13,492	—	—	—	—
Merger and branch consolidation/acq. expense, net of tax	8,092	5,255	14,083	25,578	7,824
Extinguishment of debt cost, net of tax	—	—	—	9,081	—
Adjusted net income (non-GAAP)	$121,913	$112,099	$136,820	$133,591	$154,773

Adjusted Net Income per Common Share - Basic (2)
Earnings per common share - Basic (GAAP)	$1.40	$1.53	$1.75	$1.40	$2.07
Effect to adjust for securities gains	—	(0.00)	(0.00)	(0.00)	—
Effect to adjust for PCL - NonPCD loans and UFC, net of tax	0.19	—	—	—	—
Effect to adjust for merger and branch consol./acq expenses, net of tax	0.12	0.08	0.20	0.36	0.11
Effect to adjust for extinguishment of debt cost	—	—	—	0.13	—
Adjusted net income per common share - Basic (non-GAAP)	$1.71	$1.61	$1.95	$1.89	$2.18

Adjusted Net Income per Common Share - Diluted (2)
Earnings per common share - Diluted (GAAP)	$1.39	$1.52	$1.74	$1.39	$2.06
Effect to adjust for securities gains	—	(0.00)	(0.00)	(0.00)	—
Effect to adjust for PCL - NonPCD loans and UFC, net of tax	0.19	—	—	—	—
Effect to adjust for merger and branch consol./acq expenses, net of tax	0.11	0.07	0.20	0.35	0.11
Effect to adjust for extinguishment of debt cost	—	—	—	0.13	—
Adjusted net income per common share - Diluted (non-GAAP)	$1.69	$1.59	$1.94	$1.87	$2.17

Adjusted Return on Average Assets (2)
Return on average assets (GAAP)	0.95%	1.02%	1.20%	1.00%	1.56%
Effect to adjust for securities gains	—%	(0.00)%	(0.00)%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans and UFC, net of tax	0.13%	—%	—%	—%	—%
Effect to adjust for merger and branch consol./acq expenses, net of tax	0.07%	0.06%	0.14%	0.26%	0.08%
Effect to adjust for extinguishment of debt cost	—%	—%	—%	0.09%	—%
Adjusted return on average assets (non-GAAP)	1.15%	1.08%	1.34%	1.35%	1.64%

Adjusted Return on Average Common Equity (2)
Return on average common equity (GAAP)	8.24%	8.84%	10.21%	8.38%	12.71%
Effect to adjust for securities gains	—%	(0.00)%	(0.00)%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans and UFC, net of tax	1.11%	—%	—%	—%	—%
Effect to adjust for merger and branch consol./acq expenses, net of tax	0.66%	0.44%	1.16%	2.16%	0.68%
Effect to adjust for extinguishment of debt cost	—%	—%	—%	0.77%	—
Adjusted return on average common equity (non-GAAP)	10.01%	9.28%	11.37%	11.31%	13.39%

Return on Average Common Tangible Equity (3)
Return on average common equity (GAAP)	8.24%	8.84%	10.21%	8.38%	12.71%
Effect to adjust for intangible assets	5.73%	5.79%	6.65%	5.74%	8.45
Return on average tangible equity (non-GAAP)	13.97%	14.63%	16.86%	14.12%	21.16%

Adjusted Return on Average Common Tangible Equity (2) (3)
Return on average common equity (GAAP)	8.24%	8.84%	10.21%	8.38%	12.71%
Effect to adjust for securities gains	—%	(0.00)%	(0.00)%	(0.00)%	—%
Effect to adjust for PCL - NonPCD loans and UFC, net of tax	1.11%	—%	—%	—%	—%
Effect to adjust for merger and branch consol./acq expenses, net of tax	0.66%	0.43%	1.17%	2.16%	0.68%
Effect to adjust for extinguishment of debt cost	—%	—%	—%	0.77%	—
Effect to adjust for intangible assets	6.78%	6.03%	7.30%	7.43%	8.85%
Adjusted return on average common tangible equity (non-GAAP)	16.79%	15.30%	18.68%	18.74%	22.24%

Adjusted Efficiency Ratio (4)
Efficiency ratio	62.99%	61.27%	64.22%	76.28%	61.06%
Effect to adjust for merger and branch consolidation related expenses	(2.94)%	(1.89)%	(5.06)%	(13.38)%	(2.79)%
Adjusted efficiency ratio	60.05%	59.39%	59.16%	62.88%	58.26%

Tangible Book Value Per Common Share (3)
Book value per common share (GAAP)	$68.30	$69.27	$68.55	$67.60	$66.42
Effect to adjust for intangible assets	(27.25)	(24.65)	(24.57)	(24.53)	(24.40)
Tangible book value per common share (non-GAAP)	$41.05	$44.62	$43.98	$43.07	$42.02

Tangible Equity-to-Tangible Assets (3)
Equity-to-assets (GAAP)	11.20%	11.45%	11.72%	11.78%	11.88%
Effect to adjust for intangible assets	(4.15)%	(3.76)%	(3.87)%	(3.94)%	(4.02)%
Tangible equity-to-tangible assets (non-GAAP)	7.05%	7.69%	7.85%	7.84%	7.86%

Certain prior period information has been reclassified to conform to the current period presentation, and these reclassifications had no impact on net income or equity as previously reported.

Footnotes to tables:

(1)	Includes loan accretion (interest) income related to the discount on acquired loans of $6.7 million, $7.7 million, $5.2 million, $6.3 million, and $10.4 million, respectively, during the five quarters above.
(2)	Adjusted earnings, adjusted return on average assets, adjusted EPS, and adjusted return on average equity are non-GAAP measures and exclude the gains or losses on sales of securities, merger and branch consolidation related expense and initial PCL on nonPCD loans and unfunded commitments from acquisitions. Management believes that non-GAAP adjusted measures provide additional useful information that allows readers to evaluate the ongoing performance of the company. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. Adjusted earnings and the related adjusted return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis: (a) pre-tax merger and branch consolidation related expense of $10.3 million, $6.6 million, $17.6 million, $33.0 million, and $10.0 million for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively; and (b) net securities gains of $2,000, $64,000, and $36,000 for the quarters ended December 31, 2021, September 30, 2021, and June 30, 2021, respectively; and (c) initial PCL on nonPCD loans and unfunded commitments acquired from ACBI of $17.1 million for the quarter ended March 31, 2022.
(3)	The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets. The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income. Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP. The sections titled "Reconciliation of Non-GAAP to GAAP" provide tables that reconcile non-GAAP measures to GAAP.
(4)	Adjusted efficiency ratio is calculated by taking the noninterest expense excluding branch consolidation cost and merger cost and amortization of intangible assets, divided by net interest income and noninterest income excluding securities gains (losses). The pre-tax amortization expenses of intangible assets were $8.5 million, $8.5 million, $8.5 million, $9.0 million, and $9.2 million, for the quarters ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.
(5)	The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.
(6)	March 31, 2022 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.
(7)	Loan data excludes mortgage loans held for sale.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on, among other things, management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and SouthState. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements.

SouthState cautions readers that forward-looking statements are subject to certain risks, uncertainties and assumptions that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: (1) economic downturn risk, potentially resulting in deterioration in the credit markets, inflation, greater than expected noninterest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential continued negative economic developments resulting from the Covid19 pandemic, or from federal spending cuts and/or one or more federal budget-related impasses or actions; (2) interest rate risk primarily resulting from the interest rate environment, rising interest rates, and their impact on the Bank’s earnings, including from the correspondent and mortgage divisions, housing demand, the market value of the bank’s loan and securities portfolios, and the market value of SouthState’s equity; (3) risks related to the merger and integration of SouthState and CSFL including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) the risk that the parties are unable to successfully integrate each party’s businesses into the other’s businesses, (iii) the amount of the costs, fees, expenses and charges related to the merger, and (iv) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (4) risks related to the merger and integration of SouthState and Atlantic Capital including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) the risk that the integration of Atlantic Capital’s operations into SouthState’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate Atlantic Capital’s businesses into SouthState’s businesses, (iii) the amount of the costs, fees, expenses and charges related to the merger, and (iv) reputational risk and the reaction of each company's customers, suppliers, employees or other business partners to the merger; (5) risks relating to the continued impact of the Covid19 pandemic on the Company, including possible impact to the Company and its employees from contacting Covid19, and to efficiencies and the control environment due to the changing work environment and to our results of operations due to government stimulus and other interventions to mitigate the impact of the pandemic; (6) the impact of increasing digitization of the banking industry and movement of customers to on-line platforms, and the possible impact on the Bank’s results of operations, customer base, expenses, suppliers and operations; (7) controls and procedures risk, including the potential failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures; (8) potential deterioration in real estate values; (9) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the CARES Act) and the resulting impact, including as a result of compression to net interest margin; (10) risks relating to the ability to retain our culture and attract and retain qualified people; (11) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (12) risks related to the ability of the company to pursue its strategic plans which depend upon certain growth goals in our lines of business; (13) liquidity risk affecting the Bank’s ability to meet its obligations when they come due; (14) risks associated with an anticipated increase in SouthState’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities SouthState desires to acquire are not available on terms acceptable to SouthState; (15) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (16) transaction risk arising from problems with service or product delivery; (17) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (18) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and including the impact of the CARES Act, the Consumer Financial Protection Bureau regulations, and the possibility of changes in accounting standards, policies, principles and practices, including changes in accounting principles relating to loan loss recognition (CECL); (19) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (20) reputation risk that adversely affects earnings or capital arising from negative public opinion; (21) cybersecurity risk related to the dependence of SouthState on internal computer systems and the technology of outside service providers, as well as the potential impacts of internal or external security breaches, which may subject the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (22) reputational and operational risks associated with environment, social and governance (ESG) matters, including the impact of recently issued proposed regulatory guidance and regulation relating to climate change; (23) greater than expected noninterest expenses; (24) excessive loan losses; (25) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the Atlantic Capital integration, and potential difficulties in maintaining relationships with key personnel; (26) reputational risk and possible higher than estimated reduced revenue from announced changes in the Bank’s consumer overdraft programs; (27) the risks of fluctuations in market prices for SouthState common stock that may or may not reflect economic condition or performance of SouthState; (28) the payment of dividends on SouthState common stock, which is subject to legal and regulatory limitations as well as the discretion of the board of directors of SouthState, SouthState’s performance and other factors; (29) ownership dilution risk associated with potential acquisitions in which SouthState’s stock may be issued as consideration for an acquired company; (30) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration; (31) major catastrophes such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, such as the ongoing Covid19 pandemic, and the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on SouthState and its customers and other constituencies; (32) terrorist activities risk that results in loss of consumer confidence and economic disruptions; and (33) other factors that may affect future results of SouthState, as disclosed in SouthState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by SouthState with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SouthState does not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.